Unassociated DocumentEX-99.(8)(AA) 13 ex998ad.htm PARTICIPATION AGREEMENT - FRED ALGER
FRED ALGER & COMPANY, INCORPORATED
PARTICIPATION AGREEMENT




THIS AGREEMENT is made this 31st day of October, 2010, by and among The Alger Portfolios (the "Trust"), an open-end management investment company organized as a Massachusetts business trust, First Security Benefit Life Insurance and Annuity Company of New York, a life insurance company organized as a corporation under the laws of the State of New York (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth in Schedule A, as may be updated from time to time for the convenience of the parties (the "Accounts"), and Fred Alger & Company, Incorporated, a Delaware corporation, the Trust's distributor (the "Distributor").


WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has an effective registration statement relating to the offer and sale of the various series of its shares under the Securities Act of 1933, as amended (the "1933 Act");


WHEREAS, the Trust and the Distributor desire that Trust shares be used as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by life insurance companies which have entered into fund participation agreements with the Trust (the "Participating Insurance Companies");


WHEREAS, shares of beneficial interest in the Trust are divided into the following series, which are available for purchase by the Company for the
Accounts: with two classes of shares (Class I-2 and Class S Shares) Alger Capital Appreciation Portfolio, Alger Large Cap Growth Portfolio, Alger Mid Cap Growth Portfolio, and Alger Small Cap Growth Portfolio; and with one class of shares (Class S Shares) Alger Balanced Portfolio, Alger Growth & Income Portfolio, and Alger SMid Cap Growth Portfolio;


WHEREAS, the Trust has received an order from the Commission, dated February 17, 1989 (File No. 812-7076), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios (as defined below) of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Shared Funding Exemptive Order");


WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and variable annuity contracts to be issued by the Company under which the Portfolios are to be made available as investment vehicles (the "Contracts");


WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act unless an exemption from registration under the 1940 Act is available and the Trust has been so advised;









WHEREAS, the Company desires to use shares of the specified class or classes of the portfolios indicated on Schedule A (the Portfolios) as investment vehicles for the Accounts;


NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:


ARTICLE I.
Purchase and Redemption of Trust Portfolio Shares


       1.1.For purposes of this Article I, the Company shall be the Trust's agent for the receipt from each account of purchase orders and requests for redemption pursuant to the Contracts relating to each Portfolio, provided that the Company notifies the Trust of such purchase orders and requests for redemption by 9:30 a.m. Eastern time on the next following Business Day, as defined in Section 1.3.



       1.2.The Trust shall make shares of a specified class or classes of the Portfolios available to the Accounts at the net asset value next computed after receipt of a purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio purchase procedures. The Company will transmit orders from time to time to the Trust for the purchase and redemption of shares of the Portfolios. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio.



       1.3.The Company shall pay for the purchase of shares of a Portfolio on behalf of an Account with federal funds to be transmitted by wire to the Trust, with the reasonable expectation of receipt by the Trust by 2:00 p.m. Eastern Time on the next Business Day after the Trust (or its agent) receives the purchase order. Upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust for this purpose.
       "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Commission.



      1.4.The Trust will redeem for cash any full or fractional shares of any Portfolio, when requested by the Company on behalf of an Account, at the shares net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio redemption procedures. The Trust shall make payment for such shares in the manner established from time to time by the Trust. Proceeds of redemption with respect to a Portfolio will normally be paid to the Company for an Account in federal funds transmitted by wire to the Company by order of the Trust with the reasonable expectation of receipt by the Company by 2:00 p.m. Eastern time on the next





2




       Business Day after the receipt by the Trust (or its agent) of the request for redemption. Such payment may be delayed if, for example, the Portfolio's cash position so requires or if extraordinary market conditions exist, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. The Trust reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder.


       1.5.Payments for the purchase of shares of the Trust's Portfolios by the Company under Section 1.3 and payments for the redemption of shares of the Trust's Portfolios under Section 1.4 on any Business Day may be netted against one another for the purpose of determining the amount of any wire transfer.



       1.6.Issuance and transfer of the Trust's Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.



       1.7.The Trust shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the applicable class of shares of any Portfolio of the Trust. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the same class of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.



       1.8.The Trust shall calculate the net asset value of each class of each Portfolio on each Business Day, as defined in Section 1.3. The Trust shall make the net asset value per share for each class of each Portfolio available to the Company or its designated agent on a daily basis as soon as reasonably practical after the net asset values are calculated and shall use its best efforts to make such net asset values are available to the Company by 6:30 p.m. Eastern time each Business Day.



       1.9.The Trust agrees that its Portfolio shares will be sold only to Participating Insurance Companies and their segregated asset accounts, to the Fund Sponsor or its affiliates and to such other entities as may be permitted by Section 817(h) of the Internal Revenue Code of 1986, as amended (the Code), the rules and regulations thereunder, or judicial or administrative interpretations thereof. No shares of any Portfolio will be sold directly to the general public. The Company agrees that it will use Trust shares only for the purposes of funding the Contracts through the Accounts listed in Schedule A, as updated from time to time for the convenience of the parties.




3




       1.10.The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding materially to those contained in
      Section 2.11 and Article IV of this Agreement.



      1.11The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Trust shares through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.



ARTICLE II.
Obligations of the Parties


       2.1.The Trust shall prepare and be responsible for filing with the Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.



       2.2.The Company shall distribute such prospectuses, proxy statements and periodic reports of the Trust to the Contract owners as required to be distributed to such Contract owners under applicable federal or state law.



       2.3.The Trust shall provide such documentation (including a final copy of the Trust's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for the Company to print together in one document the current prospectus for the Contracts issued
      by the Company and the current prospectus for the Trust.    Expenses will
      be borne in accordance with Schedule C.



      2.4.The Trust and the Distributor shall provide as many copies of the Trust's current Statement of Additional Information ("SAI") as the Company may reasonably request in connection with offering the Contracts issued by the Company. Expenses will be borne in accordance with Schedule C.



       2.5.The Trust shall provide the Company with printed copies of its proxy material, periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Trust shall provide such documentation (including a final copy of the Trust's proxy materials, periodic reports to shareholders and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for the Company to print such shareholder communications for distribution to Contract owners.



 2.6. The Company agrees and acknowledges that the Distributor is the sole owner of the name and mark "Alger" and that all use of any designation comprised in whole or part of such name or


4




mark under this Agreement shall inure to the benefit of the Distributor. Except as provided in Section 2.5, the Company shall not use any such name or mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Distributor, which consent shall not be unreasonably withheld. Upon termination of this Agreement for any reason, the Company shall cease all use of any such name or mark as soon as reasonably practicable.


       2.7.Upon request, the Company shall furnish, or cause to be furnished, to the Trust or its designee a copy of each Contract prospectus and/or statement of additional information describing the Contracts, each report to Contract owners, proxy statement, application for exemption or request for no-action letter in which the Trust or the Distributor is named contemporaneously with the filing of such document with the Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee each piece of sales literature or other promotional material in which the Trust or the Distributor is named, at least five Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within three Business Days after receipt of such material.



       2.8.The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or the Distributor in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the prior written permission of the Trust, the Distributor or their respective designees. The Trust and the Distributor agree to respond to any request for approval on a prompt and timely basis, but in no event not longer than five (5) Business Days after receipt of request for approval. The Company shall adopt and implement procedures reasonably designed to ensure that "broker only" materials including information therein about the Trust or the Distributor are not distributed to existing or prospective Contract owners.



       2.9.The Trust shall use its best efforts to provide the Company, on a timely basis, with such information about the Trust, the Portfolios and the Distributor, in such form as the Company may reasonably require, as the Company shall reasonably request in connection with the preparation of registration statements, prospectuses and annual and semi-annual reports pertaining to the Contracts.



       2.10.The Trust and the Distributor shall not give, and agree that no affiliate of either of them shall give, any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the




5





       Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the prior written permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis, but in no event not longer than five (5) Business Days after receipt of request for approval.


       2.11.So long as, and to the extent that, the Commission interprets the 1940 Act to require pass-through voting privileges for Contract owners, the Company shall, at the Companys option, follow one of the two methods described below to provide pass-through voting privileges to Contract owners whose cash values are invested, through the registered Accounts, in shares of one or more Portfolios of the Trust:



(a) Provide a list of Contract owners as of the record date to the Trust or its agent in order to permit the Trust to send solicitation material and gather voting instructions from Contract owners on behalf of the Company. The Company shall also provide such other information to the Trust as is reasonably necessary in order for the Trust to properly tabulate votes for Trust initiated proxies. In the event that the Company chooses this option, the Fund shall be responsible for the properly echo voting shares of a Portfolio for which no voting instructions have been received.


(b) Solicit voting instructions from Contract owners itself and vote shares of the Portfolio in accordance with instructions received from Contract owners. The Company shall vote the shares of the Portfolios for which no instructions have been received in the same proportion as shares of the Portfolio for which instructions have been received.


The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contacts without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.


      2.12.No compensation shall be paid by the Trust to the Company, or by the Company to the Trust, under this Agreement (except for specified expense reimbursements). However, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust, the Accounts or both, if so specified in Schedule B hereto.





ARTICLE III.
Representations and Warranties


       3.1.The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of New York and that it has legally and validly established each Account as a segregated asset account under such law as of the date set forth in Schedule A, and that Security Distributors, Inc., the principal underwriter for the Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member in good standing of Financial Industry Regulatory Authority



6





       (FINRA).


       3.2.The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act and cause each Account to remain so registered to serve as a segregated asset account for the Contracts, unless an exemption from registration is available.



       3.3.The Company represents and warrants that the Contracts will be registered under the 1933 Act unless an exemption from registration is available prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance law suitability requirements.



       3.4.The Trust represents and warrants that it is duly organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder.



      3.5.The Trust and the Distributor represent and warrant that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and sold in accordance with all applicable federal and state laws, and the Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.



       3.6.The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.



       3.7.The Trust represents and warrants that it is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.



       3.8.The Trust and Distributor represent and warrant that each of its directors, officers, employees and others dealing with the money or securities, or both, of a Portfolio shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required by Rule 17g-1 or other applicable regulations under the 1940 Act. Such bond shall include coverage for larceny




7




       and embezzlement and be issued by a reputable bonding company.


       3.9.The Distributor represents that it is duly organized and validly existing under the laws of the State of Delaware and that it is registered, and will remain registered, during the term of this Agreement, as a broker-dealer under the Securities Exchange Act of 1934 and is a member in good standing of FINRA.



                                           ARTICLE IV.
Potential Conflicts


      4.1.The parties acknowledge that a Portfolio's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. A material irreconcilable conflict may arise for a variety of reasons, including:
      (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; or (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners. The Trust shall promptly inform the Company of any determination by the Trustees that a material irreconcilable conflict exists and of the implications thereof.



      4.2.The Company agrees to report promptly any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order by providing the Trustees with all information reasonably necessary for and requested by the Trustees to consider any issues raised. All communications from the Company to the Trustees may be made in care of the Trust.



       4.3.If it is determined by a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its own expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.




8




      4.4.If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that the Trust has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.



        4.5.For purposes of Section 4.3 through 4.5 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for any Contract. The Company shall not be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six
      (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.



       4.6.The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Trustees.



       4.7.If and to the extent that Rule 6e-3(T) is amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-3(T), as amended, or Rule 6e-3, as adopted, to the extent such rules are applicable.



ARTICLE V.
Compliance


      5.1.The Trust, the Distributor and the Company shall comply with all applicable federal and state laws, rules, and regulations, in conducting their activities, including but not limited to: federal and state securities laws; all rules, regulations and interpretations by




9




       governmental and regulatory bodies and self-regulatory organizations having jurisdiction over the Trust, the Distributor and the Company, including but not limited to the Commission and FINRA; all rules, regulations, and procedures of the National Securities Clearing Corporation (the NSCC); and all federal and state banking and insurance laws, as applicable. The Distributor shall have full authority to take such action as the Distributor may deem advisable with respect to all matters pertaining to the continuous offering, distribution and redemption of shares of the Trust and this Agreement.


      5.2.The Distributor will inform the Company as to the states and jurisdictions which, to the best information and belief of the Distributor, the shares of the Trust have been registered for sale or are exempt from the requirement of the respective securities laws of such states and jurisdictions. The Distributor assumes no responsibility or obligation as to the Companys right to sell shares of the Trust in any state or jurisdiction.



      5.3.The parties each acknowledge that certain information made available to the other party hereunder may be deemed nonpublic personal information under federal or state privacy laws (as amended) and the rules and regulations promulgated thereunder (collectively, the "Privacy Laws").
      The parties hereby agree (a) not to disclose or use such information except as required to carry out their respective duties under this Agreement or as otherwise permitted by the Privacy Laws in their ordinary course of business; (b) to establish and maintain written procedures reasonably designed to assure the security and privacy of all such information and (c) to cooperate with each other and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to either or both of the parties. The obligations contained in this Section 5.3 shall survive the termination of this Agreement.



      5.4.Each party shall comply with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended, and the rules promulgated thereunder, and all federal, state, self-regulatory organization and Commission anti-money laundering laws, rules, and regulations.



      5.5.The parties acknowledge that neither the Distributor nor the Trust shall compensate the Company for promoting or selling the shares of the Trust by having the Trusts portfolio securities transactions or any form of remuneration resulting from such transactions directed to the Company or the underwriter for the Contracts. Each party further agrees that it has not entered into any agreement with or on behalf of the Trust pursuant to which the Trust or any affiliate is expected to direct portfolio transactions or remuneration received in connection therewith to any party to compensate that party for promoting or selling shares of the Trust.
      The Trust has implemented policies and procedures reasonably designed to ensure compliance with Rule 12b-1(h) under the 1940 Act.



      5.6.The Company agrees that it will make no offers or sales of shares of the Trust in any foreign jurisdiction, except with the express written consent of the Distributor.




10





      5.7.The Company agrees to notify the Distributor within a reasonable time of any claim or complaint or any enforcement action or other proceeding with respect to shares of the Trust offered hereunder against the Company or its affiliates, employees or agents. The Company agrees to cooperate with the Distributor in resolving any such customer complaint. The Company further agrees to cooperate in any regulatory examination of the Distributor to the extent that examination involves the Agreement or the Companys sales of shares of the Trust.



ARTICLE VI.
Frequent or Disruptive Trading in Shares


      6.1.The Trust has adopted written policies and procedures reasonably designed to detect and prevent frequent and/or disruptive trading in shares of the Trust. In addition to effecting its own policies and procedures to detect and prevent frequent and/or disruptive trading in shares of the Trust, the Company agrees to cooperate with the Distributor to effect the Trusts policies and procedures as follows:



      6.2.The Company agrees, on its own behalf, and on behalf of its affiliates, to provide the following information to the Distributor, or its designee:



        (i)the taxpayer identification number (TIN) of all shareholders that purchased, redeemed, transferred or exchanged shares of the Trust through an account maintained by the Company during the period covered by the request;


        (ii) the amount, date, name or other identifier of any investment professional associated with the shareholder account of such shareholder purchases, redemptions, transfers and exchanges;



        (iii)the transaction type of every purchase, redemption, transfer or exchange of shares of the Trust held through the Company during the period covered by the request; and



        (iv)any other data mutually agreed upon in writing.



      6.3.Requests to provide information shall set forth the specific period for which transaction information is sought. However, unless otherwise agreed to by the Company, any such request shall not cover a period of more than ninety (90) consecutive business days and the Company shall not be required to provide such shareholder information more frequently than daily.



The Company agrees to transmit the requested information described in Section
6.2 above, to the extent such information is contained in the Companys books and records, to the Distributor or its designee promptly, but in any event not later than ten (10) business days, after receipt of the request. If the requested information is not contained


11




in the Companys books and records, the Company agrees to use reasonable efforts to promptly obtain and transmit the requested information.


      6.4.To the extent reasonably practicable, the format for any transaction information provided to the Distributor by the Company should be consistent with the NSCC Standardized Data Reporting Format. The Company shall inform the Distributor as soon as practicable if the format of the transaction information changes.



      6.5.The Distributor specifically agrees not to use the information received for marketing or any similar purpose without the prior written consent of the Company.



      6.6.The Company agrees to take reasonable steps to execute written instructions from the Distributor to restrict or prohibit further purchases or exchanges of shares of the Trust by a shareholder who has been identified by the Distributor as having engaged in transactions of the Trusts shares (directly or indirectly through the Companys account) that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares of the Trust. Instructions must include the following:



        the TIN; and

        the specific restriction(s) to be executed, including the length of time such restriction shall remain in place.



The Company agrees to use reasonable efforts to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions. The Company shall provide written confirmation to the Distributor as soon as reasonably practicable that instructions have been executed.


ARTICLE VII.
Indemnification


       7.1.Indemnification By the Company. The Company agrees to indemnify and hold harmless the Distributor, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Contracts or Trust shares and:



        (a)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or



12





         approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust or Distributor for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or


        (b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 7.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Portfolio shares; or



        (c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in
      Section 7.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust or Distributor by or on behalf of the Company; or



        (d)arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or



        (e)arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or



        (f)arise out of or result from the provision by the Company to the Trust of insufficient or incorrect information regarding the purchase or sale of shares of any Portfolio, or the failure of the Company to provide such information on a timely basis.



       7.2.Indemnification by the Distributor. The Distributor agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for the purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in



13





       connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Contracts or Trust shares and:


        (a)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto) (collectively, "Trust Documents" for the purposes of this Article
      VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Distributor or the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or



        (b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company documents) or wrongful conduct of the Distributor or Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Portfolio shares; or



        (c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Distributor or Trust; or



        (d)arise out of or result from any failure by the Distributor or the Trust to provide the services or furnish the materials required under the terms of this Agreement; or



        (e)arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor or the Trust.



       7.3.None of the Company, the Trust or the Distributor shall be liable under the indemnification provisions of Sections 7.1 or 7.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.




14





       7.4.None of the Company, the Trust or the Distributor shall be liable under the indemnification provisions of Sections 7.1 or 7.2, as applicable, with respect to any claim made against an Indemnified party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim that has been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 7.1 and 7.2.



       7.5.In case any such action is brought against an Indemnified Party, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.



ARTICLE VIII.
Termination


       8.1.This Agreement shall terminate:



        (a)at the option of any party upon six (6) months advance written notice to the other parties, unless a shorter time is agreed to by the parties, provided however that if the Trusts Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act is terminated by the Trustees of the Trust, payments under such plan may terminate earlier;



        (b)at the option of the Trust or the Distributor by written notice to the other parties if the Contracts issued by the Company cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code or if the Contracts are not registered, issued or sold in accordance with applicable state and/or federal law; or



        (c)at the option of any party by written notice to the other party upon a determination by a majority of the disinterested Trustees of the Trust that a material irreconcilable conflict exists; or



        (d)at the option of the Company by written notice to the other parties upon institution of formal proceedings against the Trust or the Distributor by FINRA, the Commission, or any state securities or insurance department or any other



15




         regulatory body regarding the Trust's or the Distributor's duties under this Agreement or related to the sale of Trust shares or the operation of the Trust; or


        (e)at the option of the Company by written notice to the other parties if the Trust or a Portfolio fails to meet the diversification requirements specified in Section 3.6 hereof; or



        (f)at the option of the Company by written notice to the other parties if shares of the Portfolios are not reasonably available to meet the requirements of the Variable Contracts issued by the Company, as determined by the Company, and upon prompt notice by the Company to the other parties; or



        (g)at the option of the Company by written notice to the other parties in the event any of the shares of the Portfolio are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Company; or



        (h)at the option of the Company by written notice to the other parties if the Portfolio fails to qualify as a Regulated Investment Company under Subchapter M of the Code; or



        (i)at the option of the Distributor by written notice to the other parties if it shall determine in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.



       8.2.Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement.



       8.3.The provisions of Article VII and Section 5.3 shall survive the termination of this Agreement, and the provisions of Article IV and
      Section 2.9 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 8.2.



ARTICLE IX.
Notices


Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.



16




       If to the Trust:
        The Alger Portfolios
        111 Fifth Avenue
        3rd Floor
        New York, NY 10003
        Attn: General Counsel

        If to the Distributor:
        Fred Alger & Company, Incorporated
        111 Fifth Avenue
        3rd Floor
        New York, NY 10003
        Attn: General Counsel

        If to the Company:
        First Security Benefit Life Insurance and
        Annuity Company of New York
        One Security Benefit Place
        Topeka, KS  66636-0001
        Attn:  General Counsel







ARTICLE X.
Miscellaneous


       10.1.The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.



       10.2.This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.



       10.3.If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.



       10.4.This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the Commission granting exemptive relief therefrom and the conditions of such orders. Copies of any such orders shall be promptly forwarded by the Trust to the Company.



       10.5.All liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.




17





       10.6.Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.



       10.7.The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.



       10.8.This Agreement shall not be exclusive in any respect.



       10.9.Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.



      10.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.



      10.11If Any party to this Agreement is unable to perform its obligations hereunder because of acts of God, strikes, equipment or transmission failure or other causes beyond such partys reasonable control, such party shall not be liable to any other party for any damages resulting from such failure to perform or otherwise from such causes; provided, however, that each party will take all reasonable steps to minimize such damage.





IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.






      Fred Alger & Company, Incorporated

      By: /s/ Illegible
      Name: Illegible

      Title:   Illegible
       First Security Benefit Life Insurance And Annuity Company of New York

      By:_/s/John F. Frye

      Name: John F. Frye

      Title: Vice President, Chief Financial Officer and Treasurer The Alger Portfolios

      By: /s/ Illegible

      Name: Illegible

      Title:   Illegible






18



SCHEDULE  A
Dated October 22, 2010




The Alger Portfolios:


Alger Capital Appreciation Portfolio Class I-2 and Class S


Alger Large Cap Growth Portfolio Class I-2 and Class S


Alger Mid Cap Growth Portfolio Class I-2 and Class S


                Alger Small Cap Growth Portfolio Class I-2 and Class S


Alger Balanced Portfolio Class I-2


Alger Growth & Income Portfolio Class I-2


Alger SMid Cap Growth Portfolio Class I-2


Portfolios will include any new Portfolios created subsequent to the date hereof.


The Accounts:
Account A
Account B


Accounts will include any new Accounts created subsequent to the date hereof.







19











SCHEDULE  B


Compensation for Sub-accounting and Administrative Services:


In compensation for services rendered to shareholders of Class S shares of the Portfolios, the Distributor will pay the Company an Administrative Services Fee in the amount of 0.25% of the average daily amount invested. The sub-accounting and administrative services the Company, or its designee, provides include, but are not limited to, the services listed below.


(1) providing sub-accounting services with respect to Portfolio shares beneficially owned by clients, including maintaining records of dates and prices for all share transactions;


(2) assisting in aggregating and processing purchases, exchange and redemption transactions;


(3) transmitting and receiving funds in connection with clients orders to purchase, exchange or redeem Portfolio shares;


(4) verifying client signatures in connection with redemption orders, transfers among and changes in client accounts;


(5) providing periodic statements showing a client's account balances and, to the extent practicable, integration of such information with information concerning other client transactions otherwise effected with or through Company;


(6) furnishing on behalf of Distributor (either separately or on an integrated basis with other reports sent to a client by Company) periodic statements and confirmations of all purchases, exchanges and redemptions of Portfolio shares in a client's account required by applicable federal or state law, all such confirmations and statements to conform to Rule 10b-10 under the Securities Exchange Act of 1934 or any other rules pertaining to the provision of confirmations to investors of open-end investment companies that may be promulgated from time to time and other applicable federal or state law;


(7) preparing and delivering on behalf of Distributor (either separately or on an integrated basis with other reports sent to a client by Company) to client and to appropriate regulatory authorities required tax information relating to the accounts;


(8) transmitting proxy statements, annual reports, prospectuses and other communications from the Funds to clients as may be agreed upon;






(9) upon request, providing reports containing state-by-state listings of the principal residences of the beneficial owners of the shares;


(10) disbursing Portfolio dividends and distributions to clients or providing for their reinvestment into Fund shares;


20





(11) assisting Distributor in identifying market timers and in enforcing the Portfolios market timing policies as described in the Portfolios Prospectus;


(12) as applicable, perform any and all duties, procedures and responsibilities established by the NSCC applicable to the Fund/SERV system and Networking arrangements; and


(13) providing or arranging for the provision of such other related services as agreed upon by the parties.


The minimum quarterly Administrative Services Fee payable by the Distributor is $25. If fees due to the Company during a quarter total less than the $25 minimum payment, the Company will not be paid for providing subaccounting and administrative services for that quarter.


If the Company is compensated at a lower rate than the compensation stated herein, but fails to alert the Distributor within three months of a lower payment, the Distributor will not adjust the Companys compensation retroactively.




21






SCHEDULE C
EXPENSES
The Trust, Distributor and the Company will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below. The term Current is defined as an existing Contract owner with value allocated to one or more Portfolios. The term Prospective is defined as a potential new Contract owner.




      ItemFunctionParty Responsible for Expense
      Trust ProspectusPrinting and Distribution (including postage)Current and Prospective Trust (Company may choose to do the printing at Trusts expense)
      Trust Prospectus and SAI SupplementsPrinting and Distribution (including postage)Trust (Company may choose to do the printing at Trusts expense) Trust SAIPrinting and Distribution (including postage)Trust
      Proxy Material for TrustPrinting, Distribution to Current (including postage), tabulation and solicitationTrust
      Trust Annual & Semi-Annual ReportPrinting and Distribution (including postage)Trust (Company may choose to do the printing at Trusts expense) Contract ProspectusPrinting and Distribution (including postage)Company Contract Prospectus and SAI SupplementsPrinting and Distribution (including postage)Company
      Contract SAIPrinting and Distribution (including postage)Company
      Other communication to Prospective and CurrentPrinting and Distribution (including postage)If Required by Law or Trust Trust
      If Required by Company  Company

      Operations of the TrustAll operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of a Trust, and expenses paid or assumed by a Trust pursuant to any Rule 12b-1 planTrust




22





      ItemFunction Party Responsible for Expense
      Operations of the AccountsFederal registration of units of separate account (24f-2 fees)Company


23



                               AMENDMENT NO. 1 TO
                            PARTICIPATION AGREEMENT


This Amendment No. 1to the Participation Agreement (the "Amendment") is effective as of April 1, 2013, by and among The Alger Portfolios (the "Trust"), Fred Alger & Company, Incorporated (the "Distributor"), and First Security Benefit Life Insurance and Annuity Company of New York (the "Company").

WHEREAS, the Trust, the Distributor, and the Company are the parties to a Participation Agreement for offering Shares of the Trust, dated October 31, 2010 (the "Agreement");

NOW, THEREFORE, in consideration of the mutual promises set forth herein, in accordance with Section 10.10 of the Agreement, the parties hereto agree as follows:

1. The address for notice to the Trust and to the Distributor in Article IX of the Agreement is replaced with the following:

     "If to the Trust:
     The Alger Portfolios
     360 Park Avenue South
     New York, New York  10010
     Attn:  General  Counsel

     If to the Distributor:
     Fred Alger & Company, Incorporated
     360 Park Avenue South
     New York, New York  10010
     Attn.: General Counsel"

2. Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

3. Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect. Capitalized terms herein that are not defined shall have the meanings ascribed to them in the Agreement.



1



IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.


                                   Fred Alger & Company, Incorporated

                                   By:    LISA MOSS
                                          ------------------
                                   Name:  Lisa Moss
                                   Title: Senior Vice President


                                   The Alger Portfolios

                                   By:    LISA MOSS
                                          ------------------
                                   Name:  Lisa Moss
                                   Title: Assistant Secretary


                                   First Security Benefit Life Insurance and
                                   Annuity Company of New York

                                   By:    DOUGLAS G. WOLFF
                                          ------------------
                                   Name:  Douglas G. Wolff
                                   Title: President



2




                                  SCHEDULE  B
                                  -----------

COMPENSATION FOR SUB-ACCOUNTING AND ADMINISTRATIVE SERVICES:

In compensation for services rendered to shareholders of Class S shares of the Portfolios, the Distributor will pay the Company an Administrative Services Fee in the amount of 0.25% of the average daily amount invested. In compensation for services rendered to shareholders of Class I-2 shares of the Portfolios, the Distributor will pay the Company an Administrative Services Fee in the amount of 0.10% of the average daily amount invested. The sub-accounting and administrative services the Company, or its designee, provides include, but are not limited to, the services listed below.

(1) providing sub-accounting services with respect to Portfolio shares beneficially owned by clients, including maintaining records of dates and prices for all share transactions;

(2) assisting in aggregating and processing purchases, exchange and redemption transactions;

(3) transmitting and receiving funds in connection with clients' orders to purchase, exchange or redeem Portfolio shares;

(4) verifying client signatures in connection with redemption orders, transfers among and changes in client accounts;

(5) providing periodic statements showing a client's account balances and, to the extent practicable, integration of such information with information concerning other client transactions otherwise effected with or through Company;

(6) furnishing on behalf of Distributor (either separately or on an integrated basis with other reports sent to a client by Company) periodic statements and confirmations of all purchases, exchanges and redemptions of Portfolio shares in a client's account required by applicable federal or state law, all such confirmations and statements to conform to Rule 10b-10 under the Securities Exchange Act of 1934 or any other rules pertaining to the provision of confirmations to investors of open-end investment companies that may be promulgated from time to time and other applicable federal or state law;

(7) preparing and delivering on behalf of Distributor (either separately or on an integrated basis with other reports sent to a client by Company) to client and to appropriate regulatory authorities required tax information relating to the accounts;

(8) transmitting proxy statements, annual reports, prospectuses and other communications from the Funds to clients as may be agreed upon;

(9) upon request, providing reports containing state-by-state listings of the principal residences of the beneficial owners of the shares;

(10) disbursing Portfolio dividends and distributions to clients or providing for their reinvestment



3



into Fund shares;

(11) assisting Distributor in identifying market timers and in enforcing the Portfolios' market timing policies as described in the Portfolios' Prospectus;

(12) as applicable, perform any and all duties, procedures and responsibilities established by the NSCC applicable to the Fund/SERV system and Networking arrangements; and

(13) providing or arranging for the provision of such other related services as agreed upon by the parties.

The minimum quarterly Administrative Services Fee payable by the Distributor is $25. If fees due to the Company during a quarter total less than the $25 minimum payment, the Company will not be paid for providing subaccounting and administrative services for that quarter.

If the Company is compensated at a lower rate than the compensation stated herein, but fails to alert the Distributor within three months of a lower payment, the Distributor will not adjust the Company's compensation retroactively.


4